Cusip No. 88162F105                      13G                   Page 7 of 8 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                JULY 10, 1998
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               MORGAN  STANLEY  DEAN WITTER & CO. AND DEAN  WITTER  INTERCAPITAL

               INC. hereby agree that, unless differentiated,  this Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co., Incorporated

          DEAN WITTER INTERCAPITAL INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.